Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 17, 2021 relating to the financial statements of Sweetgreen, Inc., appearing in the Registration Statement No. 333-260472 on Form S-1.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
November 22, 2021